EXHIBIT 10.10
FORM OF EMPLOYEE AND EXECUTIVE OFFICER STOCK OPTION AGREEMENT
HEALTHSTREAM, INC.
2000 STOCK INCENTIVE PLAN
OPTION granted this                      day of                     , 200__ (“Grant Date”) by HealthStream, Inc. (the “Company”) to Optionee (the “Employee”).
          1. Stock Option. The Company hereby grants to the Employee an option (the “Option”) to purchase up to                      shares of the common stock of the Company, no par value, to be issued upon the exercise of the Option, in the manner hereafter set forth, fully paid and nonassessable. This Option is being granted under the provisions of the Company’s 2000 Stock Incentive Plan (the “Plan”), which are incorporated herein by reference. The Plan is administered by the Compensation Committee of the Board of Directors of the Company.
          2. Time of Exercise. This Option shall be exercisable and have a term as follows:
          (a) This Option shall expire on the eighth anniversary of the Grant Date.
          (b) One fourth (1/4) of the shares granted under this Option shall vest and become exercisable on the first anniversary of the Grant Date.
          (c) One half (1/2) of the shares granted under this Option shall vest and become exercisable on the second anniversary of the Grant Date.
          (d) Three fourths (3/4) of the shares granted under this Option shall vest and become exercisable on the third anniversary of the Grant Date.
          (e) The remaining one fourth (1/4) of the shares granted under this Option shall vest and become exercisable on the fourth anniversary of the Grant Date.
          (f) This Option shall be exercisable only in the lesser of round lots of One Hundred (100) shares or the total number of shares remaining under this Grant.
          3. Purchase Price. The purchase price per share shall be                     , being not less than the fair market value of the common stock as of the Grant Date.
          4. Rights as a Shareholder. The Employee shall have no rights as a shareholder with respect to any shares covered by this Option until the Employee has given written notice of exercise, has paid in full for such shares and taken such other actions as may be required by the Committee in accordance with the provisions of the Plan. No adjustment shall be made for dividends for which the record date is prior to the date of issuance of such stock certificate.
HEALTHSTREAM, INC.

The undersigned:
          (a) Acknowledges receipt of the foregoing Option and the attachments referenced therein and understands that all rights and liabilities with respect to this Option and the Plan; and
          (b) Acknowledges that as of the date of grant of this Option, it sets forth the entire understanding between the undersigned Employee and the Company and its Affiliates regarding the acquisition of stock in the Company pursuant to this grant and supersedes all prior oral and written agreements on that subject.

Optionee